UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Ra Medical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

2070 Las Palmas Drive

Carlsbad, California 92011

(760) 804-1648

To our Stockholders:

We are pleased to invite you to attend the special meeting of stockholders (including any adjournment or postponement thereof, the “Special Meeting”) of Ra Medical Systems, Inc. (the “Company”) to be held on Tuesday, September 20, 2022 at 8:00 a.m. Pacific time.

At the Special Meeting, you will be asked:

•

To approve, in accordance with NYSE American Company Guide Section 713(a), the issuance of more than 19.99% of our outstanding common stock, par value $0.0001 per share (“Common Stock”) upon the exercise of our Series C Common Stock Purchase Warrants, with the right for such potential exercise to occur immediately following the date upon which our stockholders approve this proposal (the “Warrant Exercise Proposal” or “Proposal No. 1”);

•

To approve the amendment to our Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to effect a reverse stock split of our Common Stock that is issued and outstanding or held in treasury at a stock split ratio of between 1-for-20 and 1-for-50, inclusive, which ratio will be selected at the sole discretion of our Board of Directors or a duly authorized committee thereof at any whole number in the above range (the “Reverse Stock Split”), with cash paid for any fractional shares that would otherwise be issued as a result of the Reverse Stock Split; provided, that the Board may abandon the Reverse Stock Split in its sole discretion (the “Reverse Stock Split Proposal” or “Proposal No. 2”); and

•	To approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes for Proposal Nos. 1 and 2 (the “Adjournment Proposal” or “Proposal No. 3”).

The Special Meeting will be a virtual meeting of stockholders. You are invited to attend and vote your shares at the Special Meeting live via internet webcast so long as you register to attend the Special Meeting at www.viewproxy.com/RMED/2022 by 8:59 p.m. Pacific time on Monday, September 19, 2022 (the “Registration Deadline”). Questions will need to be submitted prior to the Special Meeting. To submit questions, please visit www.viewproxy.com/RMED/2022. After registering, you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote. You will not be able to attend the Special Meeting in person. The business to be conducted at the Special Meeting is more fully described in the accompanying notice of Special Meeting of stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the Special Meeting, it is important that your shares be represented and voted at the Special Meeting, and we hope you will vote as soon as possible. You may vote by proxy via the Internet, by telephone, or by mail, according to the instructions on the enclosed proxy card or voting instruction card. Voting over the Internet or by telephone, by written proxy or voting instruction card will ensure your representation at the Special Meeting regardless of whether you attend the Special Meeting.

Thank you for your ongoing support of, and continued interest in, Ra Medical Systems, Inc.

Sincerely,

Jonathan Will McGuire
Chief Executive Officer
Carlsbad, California
August 29, 2022

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on Tuesday, September 20, 2022. This proxy statement is being mailed on or about August 29, 2022 to all stockholders entitled to vote at the Special Meeting. A copy of this proxy statement is available at www.viewproxy.com/RMED/2022 and from the SEC on its website at www.sec.gov.

RA MEDICAL SYSTEMS, INC.

2070 Las Palmas Drive

Carlsbad, California 92011

(760) 804-1648

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date	8:00 a.m. Pacific time, on Tuesday, September 20, 2022, or any adjournment or postponement thereof.

Meeting Location

The Special Meeting will be held in virtual only format. In order to attend the meeting you must first register at www.viewproxy.com/RMED/2022 by 8:59 p.m. Pacific time on September 19, 2022. After registering you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote.

Items of Business

(1) To approve, in accordance with NYSE American Company Guide Section 713(a), the issuance of more than 19.99% of our outstanding common stock, par value $0.0001 per share (“Common Stock”) upon the exercise of our Series C Common Stock Purchase Warrants, with the right for such potential exercise to occur immediately following the date upon which our stockholders approve this proposal (the “Warrant Exercise Proposal” or “Proposal No. 1”).

(2) To approve the amendment to our Restated Certificate to effect a reverse stock split of our Common Stock that is issued and outstanding or held in treasury at a stock split ratio of between 1-for-20 and 1-for-50, inclusive, which ratio will be selected at the sole discretion of our Board of Directors or a duly authorized committee thereof at any whole number in the above range (the “Reverse Stock Split”), with cash paid for any fractional shares that would otherwise be issued as a result of the Reverse Stock Split; provided, that the Board may abandon the Reverse Stock Split in its sole discretion (the “Reverse Stock Split Proposal” or “Proposal No. 2”).

(3) To approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes for Proposal Nos. 1 and 2 (the “Adjournment Proposal” or “Proposal No. 3”).

Record Date	July 22, 2022. Only stockholders of record of our Common Stock as of the close of business on July 22, 2022, are entitled to notice of and to vote at the Special Meeting.

Meeting Admission

You are invited to attend the Special Meeting live via webcast if you are a stockholder of record or a beneficial owner of shares of our Common Stock, in each case, as of July 22, 2022. Prior registration to attend the Special Meeting at www.viewproxy.com/RMED/2022 is required by 8:59 p.m. Pacific time on Monday, September 19, 2022. Instructions regarding how to connect and participate live via the internet, including how to demonstrate proof of stock ownership, are posted at www.viewproxy.com/RMED/2022.

Voting

Your vote is very important. You may vote by proxy via the Internet, by telephone, or by mail, according to the instructions on the enclosed proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on Tuesday, September 20, 2022. This proxy statement is being mailed on or about August 29, 2022 to all stockholders entitled to vote at the Special Meeting. A copy of this proxy statement is available at www.viewproxy.com/RMED/2022 and from the SEC on its website at www.sec.gov.

By order of the Board of Directors

Jonathan Will McGuire
Chief Executive Officer
Carlsbad, California
August 29, 2022

RA MEDICAL SYSTEMS, INC.
2070 Las Palmas Drive
Carlsbad, California 92011

PROXY STATEMENT
For the Special Meeting of Stockholders
to be held on Tuesday, September 20, 2022

The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or over the Internet. We have designated Jonathan Will McGuire, our Chief Executive Officer, and Brian Conn, our interim Chief Financial Officer, to serve as proxies for the Special Meeting.

What am I voting on?

You are being asked to vote on three proposals:

•

To approve, in accordance with NYSE American Company Guide Section 713(a), the issuance of more than 19.99% of our outstanding common stock, par value $0.0001 per share (“Common Stock”) upon the exercise of Series C Common Stock Purchase Warrants, with the right for such potential exercise to occur immediately following the date upon which our stockholders approve this proposal (the “Warrant Exercise Proposal” or “Proposal No. 1”).

•

To approve the amendment to our Restated Certificate to effect a reverse stock split of our Common Stock that is issued and outstanding or held in treasury at a stock split ratio of between 1-for-20 and 1-for-50, inclusive, which ratio will be selected at the sole discretion of our Board of Directors or a duly authorized committee thereof at any whole number in the above range (the “Reverse Stock Split”), with cash paid for any fractional shares that would otherwise be issued as a result of the Reverse Stock Split; provided, that the Board may abandon the Reverse Stock Split in its sole discretion (the “Reverse Stock Split Proposal” or “Proposal No. 2”).

•	To approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes for Proposal Nos. 1 and 2 (the “Adjournment Proposal” or “Proposal No. 3”).

The foregoing matters are the only items of business that will be conducted at the Special Meeting.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” the Warrant Exercise Proposal;
•	“FOR” the Reverse Stock Split Proposal; and
•	“FOR” the Adjournment Proposal.

Who may vote at the Special Meeting?

Only stockholders of record as of the close of business on July 22, 2022, the record date for the Special Meeting, or the record date, are entitled to vote at the Special Meeting. As of the record date, there were 52,909,195 shares of our Common Stock issued and outstanding, held by 65 holders of record.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date for the Special Meeting, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live via the internet at the Special Meeting. You may also vote on the internet, by mail, or by telephone as described below under the heading “How can I vote my shares?” and on your proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the record date for the Special Meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the Special Meeting live via webcast, and you must pre-register at www.viewproxy.com/RMED/2022. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a valid proxy from your broker, bank or other nominee.

You are also invited to attend and vote your shares at the Special Meeting live via webcast so long as you register to attend the Special Meeting at www.viewproxy.com/RMED/2022 by 8:59 p.m. Pacific time on Monday, September 19, 2022 (the “Registration Deadline”). If you are a stockholder of record, you will be asked to provide the control number from your proxy card (the “Control Number”) If you are a beneficial owner, then you must first obtain a valid proxy from your bank, broker or other nominee and submit it when you register. After registering, you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of the following ways:

•

You may vote during the Special Meeting live via the internet. If you plan to attend the Special Meeting live via webcast, you may vote by following the instructions posted at www.viewproxy.com/RMED/2022. To be admitted to the Special Meeting and vote your shares, you must register in advance following the instructions above.

•

You may vote by mail. Complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Special Meeting.

•

You may vote by telephone. To vote over the telephone, dial toll-free 1-866-402-3905 and follow the recorded instructions. You will be asked to provide the control number from your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 8:59 p.m. Pacific time, on September 19, 2022.

•

You may vote via the Internet. To vote via the Internet, go to www.FCRvote.com/RMED to complete an electronic proxy card (have your proxy card in hand when you visit the website). You will be asked to provide the control number from your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 8:59 p.m. Pacific time, on September 19, 2022.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares live via the internet at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Special Meeting, and submit it when you register.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Special Meeting by:

•	entering a new vote by Internet or telephone (until the applicable deadline for each method as set forth above);
•	returning a later-dated proxy card (which automatically revokes the earlier proxy);
•	providing a written notice of revocation to our corporate secretary at Ra Medical Systems, Inc., 2070 Las Palmas Drive, Carlsbad, California 92011, Attention: Corporate Secretary; or
•

attending the Special Meeting and voting live via the internet. Attendance at the Special Meeting live via the internet will not cause your previously granted proxy to be revoked unless you specifically so request.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy, Jonathan Will McGuire, our Chief Executive Officer, and Brian Conn, our interim Chief Financial Officer, with full power of substitution and re-substitution, have been designated as proxies for the Special Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above and, if any other matters are properly brought before the Special Meeting, the shares will be voted in accordance with the proxies’ judgment.

What shares can I vote?

Each share of our Common Stock issued and outstanding as of the close of business on July 22, 2022, the record date for the Special Meeting, is entitled to vote on all items being considered at the Special Meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the record date, we had 52,909,195 shares of Common Stock issued and outstanding.

How many votes do I have?

On each matter to be voted upon at the Special Meeting, each stockholder will be entitled to one vote for each share of our Common Stock held by them on the record date.

What is the quorum requirement for the Special Meeting?

A quorum is the minimum number of shares required to be present or represented at the Special Meeting for the meeting to be properly held under our bylaws and Delaware law. Holders of one-third of the voting power of our issued and outstanding Common Stock and entitled to vote at the Special Meeting must be present in person or represented by proxy to hold and transact business at the Special Meeting. On the record date, there were 52,909,195 shares outstanding and entitled to vote. Thus, the holders of at least 17,636,398 shares must be present in person or represented by proxy at the Special Meeting to have a quorum.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the Special Meeting and casting votes affirmatively or negatively may adjourn the meeting to another date.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The Reverse Stock Split Proposal (Proposal No. 2) and the Adjournment Proposal (Proposal No. 3) are considered “routine” matters. The Warrant Exercise Proposal (Proposal No. 1) is considered “non-routine.”

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Special Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and casting votes affirmatively or negatively on the subject matter (e.g., Proposal No. 1 and 3). Therefore, abstentions will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on those proposals. An abstention will count as a vote against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company (e.g., Proposal No. 2) because an abstention is not an affirmative vote.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting but will not be counted as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and casting votes affirmatively or negatively on the subject matter (e.g., Proposal No. 3). Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on those proposals. A broker non-vote will count as a vote against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company (e.g., Proposal No. 2) because a broker non-vote is not an affirmative vote.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: The Warrant Exercise Proposal.

The affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy at the Special Meeting and casting votes affirmatively or negatively thereon is required for approval of the Warrant Exercise Proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of voting on this proposal.

Proposal No. 2: The Reverse Stock Split Proposal

The affirmative vote of a majority of the shares of our Common Stock issued and outstanding as of the Record Date is required for approval of the Reverse Stock Split Proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Broker non-votes and abstentions have the same effect as a vote against the proposal.

Proposal No. 3: The Adjournment Proposal

The affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy at the Special Meeting and casting votes affirmatively or negatively thereon is required for approval of the Adjournment Proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of voting on this proposal.

What equity stake will the Company's existing common stockholders and the holders of the Series C Common Stock Purchase Warrants (solely in respect of the shares issuable upon exercise of such warrants) hold if Proposal No. 1 is approved?

If Proposal No. 1 (the Warrant Exercise Proposal) is approved at the Special Meeting, then based on 54,514,828 shares of Common Stock outstanding as of August 5, 2022 and assuming the exercise in full of all the Series C Common Stock Purchase Warrants for 22,202,503 shares of Common Stock, the Company anticipates that:

•	the existing holders of the Company’s Common Stock will, in the aggregate, hold approximately 54,514,828 shares, or 71%, of our Common Stock; and
•

the holders of the Series C Common Stock Purchase Warrants (solely in respect of the shares issuable upon exercise of such warrants) will, in the aggregate, hold approximately 22,202,503 shares, or 29%, of our Common Stock, assuming the exercise in full of all the Series C Common Stock Purchase Warrants.

The number of shares of our Common Stock listed above have not been adjusted to give effect to the Reverse Stock Split and assumes that we have sufficient authorized shares under our Restated Certificate. See "Possible Effects of the Proposal" under Proposal No. 1 below for additional discussion of the effect on our existing common stockholders of the approval of the Warrant Exercise Proposal.

What will happen if stockholders fail to approve Proposal No. 1 (the Warrant Exercise Proposal) at the Special Meeting?

If our stockholders fail to approve Proposal No. 1 (the Warrant Exercise Proposal) at the Special Meeting, then the Series C Common Stock Purchase Warrants will remain outstanding in accordance with their terms and will have no impact on the Inducement Offer (as defined below), which closed effective as of July 22, 2022, that the Series C Common Stock Purchase Warrants were issued in connection with.

See "Possible Effects of the Proposal" under Proposal No. 1 below for additional discussion of the effect on our existing common stockholders of the failure to approve the Warrant Exercise Proposal.

What is the Reverse Stock Split and why is it necessary?

If Proposal No. 2 (the Reverse Stock Split Proposal) is approved, the outstanding shares of Common Stock will be combined into a lesser number of shares to be determined by the Board of Directors and publicly announced by the Company. The Board of Directors believes that a reverse stock split may be desirable for a number of reasons. The Company’s Common Stock is currently listed on the NYSE American, and we intend to utilize our best efforts to maintain that listing. According to the applicable NYSE American Listed Company Guide rules, in order for the Company’s Common Stock to continue to be listed on the NYSE American, the Company must satisfy certain requirements established by the NYSE American. In addition, we are required to meet the initial listing standards of the NYSE American upon the consummation of certain potential strategic transactions, including an acquisition, reverse merger or change of control, which include a certain minimum price requirement. The Board of Directors expects that a reverse stock split of Common Stock will increase the market price of Common Stock so that the Company will be able to satisfy the listing requirements for the foreseeable future, although the Company cannot assure that it will be able to do so. A reverse stock split of Common Stock will also provide for sufficient authorized shares under our Restated Certificate in order to permit the issuance of shares of Common Stock upon the exercise of the Series C Common Stock Purchase Warrants and/or in any future offerings or potential strategic transactions. The Board of Directors intends to effect a reverse stock split, or Reverse Stock Split, of the shares of Common Stock at a ratio of between 1-for-20 and 1-for-50, inclusive, which ratio will be selected at the sole discretion of our Board of Directors or a duly authorized committee thereof at any whole number in the above range. See "Reasons for the Reverse Stock Split" under Proposal No. 2 below for addition information.

What happens if Proposal No. 1 (the Warrant Exercise Proposal) is approved but Proposal No. 2 (the Reverse Stock Split Proposal) is not approved?

If the Warrant Exercise Proposal is approved but the Reverse Stock Split Proposal is not approved, there may not be a sufficient number of authorized but unissued shares of our Common Stock available to be issued upon the exercise of all the outstanding Series C Common Stock Purchase Warrants or for future issuance in connection with potential offerings of our securities or potential strategic transactions. The Company may also not meet certain listing criteria of the NYSE American upon the consummation of potential strategic transactions.

Who will count the votes?

A representative of Alliance Advisors, LLC will tabulate the votes and act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the Warrant Exercise Proposal;
•	“FOR” the Reverse Stock Split Proposal; and
•	“FOR” the Adjournment Proposal.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our “routine” matters – the Reverse Stock Split Proposal (Proposal No. 2) and the Adjournment Proposal (Proposal No. 3). Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on the Warrant Exercise Proposal (Proposal No. 1).

How can I contact the Company’s transfer agent?

You may contact our transfer agent by writing American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. You may also contact our transfer agent via email at help@astfinancial.com or by telephone at (800) 937-5449.

How can I attend the Special Meeting?

We will host the Special Meeting live via internet webcast. A summary of the information you need in order to attend the Special Meeting online is provided below:

•

In order to attend and vote your shares at the Special Meeting live via webcast, you must register at www.viewproxy.com/RMED/2022 by 8:59 p.m. Pacific time on Monday, September 19, 2022 (the “Registration Deadline”). If you are a stockholder of record, you will be asked to provide the Control Number. If you are a beneficial owner then you must first obtain a legal proxy from your bank, broker or other nominee and submit it when you register. After registering you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote.

•

If a stockholder wishes to ask a question to directors and/or members of management in attendance at the Special Meeting, please note that such questions must be submitted in advance of the Special Meeting. Questions should be submitted during the registration process.

•	Stockholders may vote during the Special Meeting live via the internet.

•	Instructions regarding how to connect and participate live via the internet, including how to demonstrate proof of stock ownership, are posted at www.viewproxy.com/RMED/2022.

If you are a beneficial owner, you may not vote your shares live via the internet at the Special Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee and submit it when you register. You may still attend the Special Meeting even if you do not have a legal proxy, if you demonstrate proof of stock ownership. Instructions regarding how to demonstrate proof of stock ownership are posted at www.viewproxy.com/RMED/2022.

How are proxies solicited for the Special Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Special Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. In addition, we have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $130,000 in total. Other than with respect to Alliance Advisors, LLC, no additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four (4) business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will undertake to deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of future proxy materials, you may contact us as follows:

Ra Medical Systems, Inc.
Attention: Corporate Secretary
2070 Las Palmas Drive
Carlsbad, California 92011
(760) 804-1648

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

Is there a list of stockholders entitled to vote at the Special Meeting?

The names of stockholders of record entitled to vote at the Special Meeting will be available at the Special Meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:00 a.m. and 5:00 p.m., Pacific time, at our corporate headquarters located at 2070 Las Palmas Drive, Carlsbad, California 92011.

Who can provide me with additional information and help answer my questions?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposals being considered at the Special Meeting, including the procedures for voting your shares, you should contact Alliance Advisors, LLC, the Company’s proxy solicitor, by telephone at 833-945-2699.

THIS QUESTION AND ANSWER SECTION IS ONLY MEANT TO GIVE AN OVERVIEW OF THE PROXY STATEMENT. FOR MORE INFORMATION, PLEASE REFER TO THE MATERIAL CONTAINED IN THE SUBSEQUENT PAGES.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference into this proxy statement, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: future capital-raising offerings or transactions and expected use of proceeds therefrom; our estimates regarding expenses, future revenues, capital requirements; future performance, business prospects, events and product development plans; and stockholder approval of the Warrant Exercise Proposal and the Reverse Stock Split Proposal. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2021, and the amendment thereto, filed with the SEC and our Quarterly Reports on Form 10-Q filed with the SEC subsequent to the filing of the most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

PROPOSALS

PROPOSAL NO. 1

APPROVAL OF THE WARRANT EXERCISE PROPOSAL

Overview

At the Special Meeting, holders of our Common Stock will be asked to approve the issuance of more than 19.99% of our outstanding Common Stock upon the exercise of our Series C Common Stock Purchase Warrants (the “Series C Warrants”), with the right for such potential exercise to occur immediately following the date upon which our stockholders approve this proposal, for purposes of compliance with NYSE American Company Guide Section 713(a) and as required by the Inducement Letters (as defined below) entered into with holders of our Series A Warrants (as defined below) and Series B Warrants (as defined below) on July 22, 2022.

As a material condition of the Inducement Offer (as defined below), the Company agreed to submit and recommend this proposal to our stockholders. The Board believes that the Inducement Offer and this proposal are in the best interests of the Company and its stockholders in order to fulfill and meet its contractual commitments made pursuant to the Inducement Letters. Under the Inducement Letters, we agreed to use our commercially reasonable efforts to hold a special meeting of stockholders on or before September 20, 2022 to obtain stockholder approval for the exercise of our Series C Warrants, with the recommendation of the Board that such proposal be approved. We agreed that we would solicit proxies from our stockholders in connection with such proposal in the same manner as all other management proposals in the proxy statement and that all management-appointed proxyholders would vote their proxies in favor of such proposal. If we do not obtain stockholder approval of this Proposal No. 1 at this Special Meeting, we have agreed to call a meeting of stockholders every 90 days thereafter to seek stockholder approval until stockholder approval is obtained or the Series C Warrants are no longer outstanding, which could be as long as five years.

Description of the Inducement Offer

On February 4, 2022, the Company entered into a firm commitment underwritten public offering under which the Company sold (i) 9,535,000 units, priced at a public offering price of $0.50 per unit, with each unit consisting of one share of Common Stock, one warrant to purchase one share of Common Stock at an exercise price of $0.50 per share that expires on the first anniversary of the date of issuance (a “Series A Warrant”) and one warrant to purchase one share of Common Stock at an exercise price of $0.50 per share that expires on the seventh anniversary of the date of issuance (a “Series B Warrant” and together with the Series A Warrants, the “Existing Warrants”) and (ii) 14,467,893 pre-funded units, priced at a public offering price of $0.4999 per unit, with each pre-funded unit consisting of one pre-funded warrant to purchase one share of Common Stock at an exercise price of $0.0001 per share that expires on the twentieth anniversary of the date of issuance, one Series A Warrant and one Series B Warrant. Each Series A Warrant was exercisable at a price per share of Common Stock of $0.50, each Series B Warrant was exercisable at a price per share of Common Stock of $0.50 and each pre-funded warrant was exercisable at a price per share of Common Stock of $0.0001. Each Existing Warrant and pre-funded warrant was immediately exercisable.

On July 22, 2022, the Company reduced the exercise price of all Existing Warrants from $0.50 per share to $0.28 (the “Warrant Repricing”). Following the Warrant Repricing, the Company entered into warrant inducement offer letters (the “Inducement Letters”) with certain investors pursuant to which such investors immediately exercised Series A Warrants for 22,202,503 shares of Common Stock (the “Inducement Offer”). In consideration for exercising the Existing Warrants, pursuant to the terms of the Inducement Letters, the Company issued to the investors a new Series C Common Stock Purchase Warrant (the “Series C Warrant”) if the investor exercised a Series A Warrant or a new Series D Common Stock Purchase Warrant (the “Series D Warrant” and together with the Series C Warrants, collectively, the “New Warrants”) if the investor exercised a Series B Warrant, in each case, to purchase up to a number of shares of Common Stock equal to 100% of the number of shares of Common Stock issued pursuant to the immediate exercise of the corresponding Series A Warrants and Series B Warrants, as applicable. The Series C Warrants have an exercise price of $0.28 and a term of five years, and the Series D Warrants have an exercise price of $0.28 and a term of seven years. The Company ultimately received aggregate gross proceeds of approximately $6.2 million from the exercise of the Series A Warrants which resulted in the issuance of 22,202,503 shares of Common Stock, together with the corresponding issuance of Series C Warrants exercisable for 22,202,503 shares of Common Stock. The Company received $0 in aggregate gross proceeds from the exercise of the Series B Warrants as none were exercised pursuant to the Inducement Offer. The New Warrants and the shares underlying the New Warrants (the “New Warrant Shares”) were issued in a private placement pursuant to Section 4(a)(2) of the Securities Act and were unregistered at the time of issuance.

Because the aggregate number of New Warrant Shares, or 22,202,503 shares of Common Stock, exceeded 19.99% of the outstanding shares of Common Stock of the Company (determined as of the date of, and without regard for, the issuance of the New Warrants), the New Warrants are initially exercisable with respect to only 19.99% of the outstanding shares of Common Stock of the Company (determined as of the date of, and without regard for, the issuance of the New Warrants), with the remainder of the New Warrants being exercisable on the date upon which the stockholders of the Company approve the Warrant Issuance Proposal. In addition, within 45 days of the date of issuance of the New Warrants, the Company is obligated to file a registration statement on the appropriate form providing for the resale of the New Warrant Shares and shall use commercially reasonable efforts to cause such registration statement to become effective within 90 days following the date of issuance of the New Warrants.

The terms of the Warrant Repricing, the Inducement Offer and the New Warrants are complex and are only briefly summarized above. For further information regarding these agreements and the financing, please refer to our Current Report on Form 8-K filed with the SEC on July 22, 2022. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Background and Reasons for the Inducement Offer

In approving the Inducement Offer, the Board of Directors considered the pros and cons of the Inducement Offer versus other alternatives for raising capital, the non-binding letter of intent to merge the Company with Catheter Precision, Inc. (“Catheter”) executed on June 18, 2022 (the “potential Merger”) and the uncertainty of consummating the potential Merger, the Company’s financial condition at the time of the Inducement Offer, and the opportunities and risks presented with the Inducement Offer. In particular, the Board of Directors took into account the following events, facts and circumstances in approving the Inducement Offer:

•

At the time of the Inducement Offer, the Company had not entered into a binding agreement with Catheter and was in the process of completing its due diligence review of Catheter and negotiating the terms of a definitive merger agreement. The consummation of the proposed Merger was subject to specified conditions precedent that must be satisfied or waived, including conditions precedent that were subject to the approval or consent of third parties, and a “Net Cash” condition.

•

The Company’s cash position was approximately $10.3 million at the time of the Inducement Offer. The Company’s Board of Directors and management discussed and considered with Ladenburg Thalmann & Co. Inc., its financial advisor with respect to the Inducement Offer and the proposed Merger with Catheter, the following factors, among other factors, in evaluating and approving the Inducement Offer: the financial condition of the Company; the greater economic climate in which the Company would be attempting to raise capital; the anticipated cash requirements of the Company that would be necessary in order to potentially consummate the Merger with Catheter; the potential winddown scenarios of the Company should the Merger not be consummated for any reason; the potential return to the stockholders of the Company under various scenarios, including consummation of a potential Merger with Catheter or a winddown of the Company; the Company’s potential liabilities and obligations to its creditors; and the potential aggregate proceeds that could be raised in the Inducement Offer.

Reasons for Stockholder Approval

Our Common Stock is listed on the NYSE American under the symbol "RMED," and we are subject to the NYSE American listing standards. NYSE American Company Guide Section 713(a) requires stockholder approval prior to the sale, issuance or potential issuance of common stock (or securities convertible into common stock) in a transaction other than a public offering at a price less than the greater of book or market value of the stock which either alone or together with sales by officers, directors or principal stockholders of the company equals 20% or more of the of presently outstanding stock.

Prior to closing of the Inducement Offer, we had 32,318,914 shares of Common Stock outstanding. Following the Warrant Repricing, Series A Warrants were exercised for an aggregate of 22,202,503 shares of Common Stock, resulting in 54,521,417 shares of Common Stock outstanding. Therefore, the issuance of 22,202,503 shares of Common Stock upon exercise of the Series C Warrants would have constituted approximately 69% of the shares of our Common Stock outstanding prior to giving effect to the Inducement Offer and excluding the 22,202,503 shares of Common Stock that were issued as a result of the Series A Warrants that were exercised in connection with the Inducement Offer. Since the aggregate number of shares of our Common Stock issuable upon exercise of the Series C Warrants exceeds 19.99% of our outstanding Common Stock, the issuance of shares of our Common Stock upon exercise of the Series C Warrants requires stockholder approval under NYSE American Company Guide Section 713(a).

Possible Effects of the Proposal

If the stockholders do not approve this Proposal No. 1, then the Series C Warrants will only be exercisable to the extent that the total number of shares issued upon exercise of the Series C Warrants do not exceed 19.99% of the shares of our Common Stock outstanding prior to giving effect to the Inducement Offer. Failure to obtain such approval may discourage future investors from engaging in future financings with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings or that such funds could be raised at prices that would not create substantial dilution for our existing stockholders. The Company will also be obligated to incur additional management resources and expenses to call and hold a meeting every 90 days thereafter to seek such stockholder approval until the earlier of the date stockholder approval is obtained or the date that the Series C Warrants are no longer outstanding, which could be as long as five years.

If the stockholders approve this Proposal No. 1, the Series C Warrants will be exercisable at any time following receipt of such approval, which could result in substantial dilution to our stockholders. Additionally, the issuance of Common Stock upon the exercise of Series C Warrants could result in a transfer of voting power to Warrant Holders from existing stockholders.

See "Questions and Answers about the Proxy Materials and Special Meeting" for additional discussion of the effect on our existing common stockholders of the approval or failure to approve of this Proposal No. 1.

Required Vote

The affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy at the Special Meeting and casting votes affirmatively or negatively thereon is required for approval of the Warrant Exercise Proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the approval of the Warrant Exercise Proposal.

PROPOSAL NO. 2

APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

Overview

On July 13, 2022, the Company’s Board of Directors unanimously approved and adopted resolutions setting the record date for the Special Meeting at which stockholders would be asked to approve a reverse stock split. On August 16, 2022, the Board of Directors further unanimously approved and adopted resolutions (1) declaring that submitting an amendment to the Company’s Amended and Restated Certificate of Incorporation (“Restated Certificate”) to effect a reverse stock split of our Common Stock issued and outstanding or held in treasury (the “Reverse Stock Split”), was advisable and (2) directing that a proposal (the “Reverse Stock Split Proposal”) to approve the Reverse Stock Split be submitted to the holders of our Common Stock for their approval.

If approved by our stockholders, the Reverse Stock Split Proposal would permit, but would not require, the Board to effect a Reverse Stock Split of our Common Stock issued and outstanding or held in treasury by a ratio of not less than 1-for-20 and not more than 1-for-50, with the exact ratio to be set at a whole number within this range as determined by the Board (or a duly authorized committee thereof) in its sole discretion. The Reverse Stock Split, if effected, would affect all of our holders of Common Stock uniformly. The following description of the proposed amendment is a summary and is subject to the full text of the proposed Certificate of Amendment to our Restated Certificate, which is attached to this Proxy Statement as Annex A (the “Reverse Split Certificate of Amendment”).

If stockholders approve this proposal, the Board in its discretion could determine to cause the Reverse Split Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split. The Board also may determine in its discretion not to effect the Reverse Stock Split and not to file the Reverse Split Certificate of Amendment. We could decide not to proceed with the Reverse Stock Split even if the Reverse Stock Split Proposal is approved by the stockholders. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

Reasons for the Reverse Stock Split

Meet certain continued listing requirements of the NYSE American.

To continue our listing on the NYSE American, we must comply with NYSE American rules. NYSE American Company Guide Section 1003(f)(v) provides that the NYSE American may delist a security when it sells for a substantial period of time at a low price per share. Our Common Stock has traded below $1.00 since February 2, 2022, and on August 17, 2022, the closing price was $0.17. Our Board of Directors has considered the potential harm to us and our stockholders should NYSE American delist our Common Stock from NYSE American. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. The Board of Directors believes that a Reverse Stock Split is a potentially effective means for us to increase the per share market price of our Common Stock and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the NYSE American by producing the immediate effect of increasing the bid price of our Common Stock.

Meet certain standards for initial listing upon consummation of a reverse merger

In order to consummate a reverse merger, NYSE American Company Guide Section 341 requires that the post-transaction combined entity will be eligible for continued listing only if it meets the standards for initial listing, which includes a minimum price requirement. Our Board of Directors has considered the potential harm to us and our stockholders should we be unable to consummate a potential strategic transaction, such as a reverse merger, as a result of failing to meeting closing conditions relating to being a listed entity as a result of the post-transaction entity not meeting the initial listing standards. An inability to meet the standards for initial listing upon a strategic transaction could also have a negative impact on finding or negotiating with potential strategic partners or, as mentioned, on our ability to consummate potential transactions, which could adversely impact us and our stockholders. Our stockholders would also have potential harm if a potential strategic transaction were actually consummated but the post-transaction entity did not meet the standards of initial listing and was consequently delisted from the NYSE American. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. The Board of Directors believes that a Reverse Stock Split is a potentially effective means for us to increase the per share market price of our Common Stock and to avoid, or at least mitigate, the likely adverse consequences of us failing to meet the minimum price requirement which is a component of the initial listing standards that we may be required to meet upon the consummation of a potential strategic transaction.

Authorize sufficient shares of Common Stock for issuance upon exercise of the Series C Common Stock Purchase Warrants or in any future offerings and transactions.

Our authorized capital stock currently consists of 300,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. Although the Reverse Stock Split will not affect the rights of stockholders or any stockholder’s proportionate ownership interest in the Company (except as a result of rounding in lieu of fractional shares), the number of authorized shares of our Common Stock, non-voting common stock and preferred stock will not be reduced. If the Reverse Stock Split is implemented, the number of authorized shares of Common Stock would remain at 300,000,000 shares, thereby effectively increasing the number of shares of Common Stock authorized under the Restated Certificate for the purpose of permitting the issuance of additional shares of Common Stock upon the exercise in full of the Series C Common Stock Purchase Warrants and in any future offerings or strategic transactions.

To potentially improve the marketability and liquidity of our Common Stock.

Our Board of Directors believes that the increased market price of our Common Stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our Common Stock and encourage interest and trading in our Common Stock.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company.

We believe that the Reverse Stock Split and an increase in our stock price may make our Common Stock more attractive to a broader range of institutional and other investors. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of our Common Stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being more risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity.

Certain Risks Associated with a Reverse Stock Split

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure that the Reverse Stock Split will produce or maintain the desired results. However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of the reverse stock split proposal.

We cannot assure you that the proposed Reverse Stock Split, if effected, will increase our stock price. There can be no assurance that the total market capitalization of our Common Stock (the aggregate value of all of our outstanding Common Stock at the then market price) after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split, or that the per share market price of our Common Stock following the Reverse Stock Split will either equal or exceed the current per share market price.

On August 17, 2022, the closing sale price of our Common Stock on the NYSE American was $0.17 per share. We expect that the Reverse Stock Split, if effected, will increase the per share trading price of our Common Stock. However, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. The effect of the Reverse Stock Split on the per share trading price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of the reverse stock split. Accordingly, the total market capitalization of our Common Stock and the Company after a Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and it is possible that a Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split, if we decide to proceed with the Reverse Stock Split, is intended, absent other factors, to increase the per share trading price of our Common Stock. However, even if we implement the Reverse Stock Split, the per share trading price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the benefits that we anticipate, that the per share trading price of our Common Stock will increase following the Reverse Stock Split or that the per share trading price of our Common Stock will not decrease in the future. Although no assurances are possible concerning the trading price of our Common Stock if the Reverse Stock Split is effected or concerning future fluctuations in the market prices of our Common Stock after the Reverse Stock Split, based on such price, the Company’s intention in determining the reverse stock split ratio to be reflected in the Reverse Stock Split is that such ratio will result in an increase in the per share market price of our Common Stock immediately after the Reverse Stock Split, although whether the price of our Common Stock is sufficient or is maintained for a sufficient period of time depends in part on the ratio of the Reverse Stock Split and future fluctuations in the price of our Common Stock.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs.

The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will likely increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. While our Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not improve as a result of a Reverse Stock Split and could be adversely affect by a higher per share price. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above.

The proposed Reverse Stock Split will result in a significant increase in our authorized common stock and may result in future dilution to our stockholders.

The Reverse Stock Split will reduce the number of outstanding shares of our Common Stock without a proportionate reduction in the number of shares of authorized but unissued Common Stock in our Restated Certificate, which will give the Company a significantly larger number of authorized shares, as a percentage of total outstanding shares, available to be issued in the future without further stockholder action, except as may be required by applicable laws or the rules of any stock exchange on which our Common Stock is listed. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing stockholders.

Potential Anti-Takeover Effect

As noted above, the Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could have possible anti-takeover effects and could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of us with another company). These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely, or used to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders. For example, without further stockholder approval, our board of directors could (within the limits imposed by applicable law) strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor our then current board of directors, or the shares could be available for potential issuance pursuant to a shareholder rights plan. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some stockholders. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Despite these possible anti-takeover effects, this reverse stock split proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise (nor is our board of directors currently aware of any such attempts directed at us). Nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Procedure for Implementing the Reverse Stock Split

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Company, will be the date and time set forth in the Reverse Split Certificate of Amendment that is filed with the Delaware Secretary of State. If the reverse stock split proposal is approved and the board of directors determines to proceed with the Reverse Stock Split, the exact timing of the filing of the Reverse Split Certificate of Amendment will be determined by our board of directors.

If, at any time prior to the filing of the Reverse Split Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the board of directors, in its sole discretion, determines that it is in the Company’s best interests and the best interests of the Company’s stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned. The Company reserves the right to abandon a reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Reverse Split Certificate of Amendment to our Restated Certificate, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Special Meeting. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the board of directors to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

If a Reverse Stock Split is effected, then after the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We currently expect that our Common Stock will continue to be listed on the NYSE American under the symbol “RMED” subject to any future change of listing of our securities, although it will be considered a new listing with a new CUSIP number. The Reverse Stock Split is not intended to be, and we do not believe that it will have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Our authorized capital stock currently consists of 300,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. Although the Reverse Stock Split will not affect the rights of stockholders or any stockholder’s proportionate ownership interest in the Company (except as a result of treatment of fractional shares), the number of authorized shares of our Common Stock and preferred stock will not be reduced. If the Reverse Stock Split is implemented, the number of authorized shares of Common Stock would remain at 300,000,000 shares, thereby effectively increasing the number of shares of Common Stock available for future issuance. The total number of authorized shares of preferred stock would remain at 10,000,000 shares.

The table below sets forth, as of August 5, 2022 and for illustrative purposes only, certain effects of potential Reverse Stock Split ratios of between 1-for-20 and 1-for-50, inclusive, including on our total outstanding Common Stock equivalents (without giving effect to the treatment of fractional shares).

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split		Common Stock Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios
		Percent of Total	1-for-20	1-for-50
Voting Common Stock outstanding	54,514,828	49.1%	2,725,741	1,090,296
Common stock underlying options and warrants	56,390,527	50.8%	2,819,526	1,127,810
Common stock underlying restricted stock units	3,769	< 0.1%	188	75
Common stock underlying our Preferred Stock	—	0.0%	—	—
Total Common Stock and equivalents	110,909,124	100.0%	5,545,455	2,218,181
Common stock available for future issuance	189,090,876		294,454,545	297,781,819

As illustrated by the table above, the Reverse Stock Split would significantly increase the ability of our board of directors to issue authorized and unissued shares in the future without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of Common Stock. In addition, an increase in the number of authorized but unissued shares of our Common Stock may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. The Reverse Stock Split is not being recommended by our board of directors as part of an anti-takeover strategy. We have no plans, proposals or arrangements, written or otherwise, at this time involving the issuance of additional shares of common stock.

Effect on Beneficial Holders of Common Stock (i.e., stockholders who hold in “street name”)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book- Entry” Holders of Common Stock (i.e., stockholders who are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Stock Split.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our Common Stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Material United States Federal Income Tax Considerations of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to stockholders but does not purport to be a complete analysis of all potential tax effects that may be relevant to stockholders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or foreign tax laws are not discussed. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of our Common Stock.

This summary is limited to stockholders who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a stockholder. In addition, it does not address consequences relevant to stockholders that are subject to particular rules, including, without limitation:

•	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons who are not U.S. Holders;

•	banks, insurance companies, and other financial institutions;

•	mutual funds, real estate investment trusts or regulated investment companies;

•	brokers, dealers, or traders in securities;

•	partnerships, other entities or arrangements treated as partnerships for U.S. federal income tax purposes, and other pass-through entities (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock options or otherwise as compensation;

•	persons who hold our Common Stock as “qualified small business stock” pursuant to Section 1202 of the Code; and

•	tax-qualified retirement plans.

This discussion is limited to stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to “U.S. stockholders” (as defined below). This summary is not intended to be a complete discussion of all possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information purposes only. Further, it does not address the Medicare tax on net investment income or any state, local or non-U.S. income or other tax consequences. For example, state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as partnerships, S corporations or other pass-through entities (or persons who hold our shares through such pass-through entities), banks or other financial institutions, individual retirement and other tax-deferred accounts, holders who acquired common stock pursuant to the exercise of employee stock options or otherwise as compensation, traders in securities that elect to apply a mark-to-

market method of accounting, insurance companies, regulated investment companies, real estate investment trusts, dealers or traders in securities or currencies, former citizens or residents of the United States subject to Section 877 of the Code, corporations that accumulate earnings to avoid United States federal income tax, taxpayers subject to the alternative minimum tax, persons subject to the base erosion and anti-abuse tax, holders who actually or constructively own more than 5% of the outstanding stock of the company, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities U.S. stockholders whose functional currency is not the U.S. dollar, and holders who hold common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction.

For purposes of this discussion, the term “U.S. stockholder” means a means a beneficial owner of Common Stock, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is subject to U.S. federal income tax regardless of its source.

The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares held by a U.S. stockholder prior to the Reverse Stock Split (“Old Shares”) were, and the shares owned by such stockholder immediately after the Reverse Stock Split (“New Shares”) will be, held as “capital assets,” as defined in the Code, generally property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split also is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.

U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Stockholders

In general, and except as described below with respect to cash in lieu of fractional shares, no gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. Accordingly, the aggregate tax basis of the New Shares received in the Reverse Stock Split should be the same as such stockholder's aggregate tax basis in the Old Shares being exchanged (excluding the portion of the tax basis allocable to any fractional share), and holding period for the New Shares received should include the holding period for the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

Cash in Lieu of Fractional Shares

A U.S. stockholder who receives cash in lieu of a fractional share of New Shares pursuant to the Reverse Stock Split should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. stockholder’s tax basis in the Old Shares being exchanged that is allocated to the fractional share of New Shares. The capital gain or loss should be long term capital gain or loss if the U.S. stockholder’s holding period for such Old Shares being exchanged that is allocated to the fractional share of New Shares exceeded one year at the effective time of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. U.S. stockholders are advised to consult their tax advisors regarding the tax treatment of their receipt of cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split.

Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the payment of cash in lieu of a fractional share of New Shares pursuant to the Reverse Stock Split, unless a U.S. stockholder is an exempt recipient. In addition, U.S. stockholders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Required Vote

The affirmative vote of a majority of the shares of our Common Stock outstanding as of the Record Date is required for approval of the Reverse Stock Split Proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Broker non-votes and abstentions have the same effect as a vote against the proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the approval of the Reverse Stock Split Proposal.

PROPOSAL NO. 3

APPROVAL OF THE ADJOURNMENT PROPOSAL

General

If the Company fails to receive a sufficient number of votes to approve Proposal No. 1 or Proposal No. 2, the Company may propose to adjourn the Special Meeting. The Company currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve Proposal Nos. 1 and 2.

Required Vote

The affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy at the Special Meeting and casting votes affirmatively or negatively thereon is required for approval of the Adjournment Proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of voting on this proposal.

Recommendation of the Board of Directors

Our board of directors recommends a vote “FOR” the approval of the Adjournment Proposal.

OTHER INFORMATION

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes certain terms of our capital stock and certain provisions of our Amended and Restated Certificate of Incorporation (the “Restated Certificate”). We have adopted our Restated Certificate and amended and restated bylaws, and this description summarizes certain of the provisions that are included in those documents. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Restated Certificate and amended and restated bylaws, copies of which are filed with the SEC as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2021, and to the applicable provisions of Delaware law.

Our authorized capital stock consists of 310,000,000 shares of capital stock, of which 300,000,000 shares are designated as Common Stock, $0.0001 par value per share, and 10,000,000 shares are designated as preferred stock, $0.0001 par value per share. Our board of directors is authorized, without stockholder approval, except as required by the listing standards of the NYSE American, to issue shares of our preferred stock. As of July 22, 2022, there were 52,909,195 shares of Common Stock issued and outstanding and there were 65 holders of record of our Common Stock.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock

Pursuant to our Restated Certificate, our board of directors has the authority, without further action by the stockholders, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of the Common Stock.

Anti-Takeover Effects of Delaware law and our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our Restated Certificate and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions and certain provisions of Delaware law, which are summarized below, may have the effect of discouraging takeover bids, coercive or otherwise. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Issuance of Undesignated Preferred Stock. As discussed above under “Description of Capital Stock-Preferred Stock,” our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting. Our Restated Certificate provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock would not be able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws. In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by the chairperson of the board, our chief executive officer or president (in the absence of a chief executive officer) or a majority of our board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification. Our Restated Certificate provides that our board of directors are divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. Our classified board of directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

Election and Removal of Directors. Our Restated Certificate and amended and restated bylaws contain provisions that establish specific procedures for appointing and removing members of our board of directors. Under our Restated Certificate and amended and restated bylaws, vacancies and newly created directorships on our board of directors may be filled only by a majority of the directors then serving on the board of directors.

Under our Restated Certificate and amended and restated bylaws, directors may be removed only for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Restated Certificate provides otherwise. Our Restated Certificate and amended and restated bylaws do not expressly provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of directors’ decision regarding a takeover.

Amendment of Charter Provision. Any amendment of the above provisions in our Restated Certificate would require approval by holders of at least 66 2/3% of our then outstanding capital stock entitled to vote, voting together as a single class.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•

at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The provisions of Delaware law and the provisions of our Restated Certificate and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts.

These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Choice of Forum. Our Restated Certificate provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law, our amended and restated certificate or our amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our Restated Certificate or our amended and restated bylaws; and (v) any action asserting a claim against us that is governed by the internal affairs doctrine. Our Restated Certificate further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is 718-921-8300. Our shares of Common Stock are issued in uncertificated form only, subject to limited circumstances.

Market Listing

Our Common Stock is listed on the NYSE American under the symbol “RMED.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 5, 2022 by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based on an aggregate of 54,514,828 shares of our common stock outstanding as of August 5, 2022.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to: (i) the exercise of stock options that are either immediately exercisable or exercisable on or before October 4, 2022, which is 60 days after August 5, 2022 (ii) RSUs held by that person that will vest within 60 days of August 5, 2022 and (iii) outstanding warrants to purchase common stock held by that person that is either immediately exercisable or exercisable on or before October 4, 2022, which is 60 days after August 5, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o Ra Medical Systems, Inc., 2070 Las Palmas Drive, Carlsbad, California 92011. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Stock Beneficially Owned
5% Stockholders:
N/A
Directors and Named Executive Officers:
Jonathan Will McGuire (1)	74,130	*
Andrew Jackson (2)(8)	10,261	*
Martin Colombatto (3)	34,619	*
Richard Mejia, Jr. (4)	23,946	*
Susanne Meline (5)	124,601	*
Joan Stafslien (6)	13,077	*
All directors and executive officers as a group (6 persons)(7)	280,634	0.5%
(1)	Includes 11,250 shares of common stock subject to options and 400 shares of common stock subject to warrants, in each case exercisable within 60 days of August 5, 2022.

(2)	Includes 400 shares of common stock subject to warrants exercisable within 60 days of August 5, 2022.
(3)

Includes (i) 3,680 shares of common stock subject to options exercisable within 60 days of August 5, 2022; and (ii) 1,500 shares held of record by M. Colombatto Trust. Martin Colombatto, a member of our board of directors, serves as trustee of the M. Colombatto Trust.

(4)	Includes 2,000 shares of common stock subject to options exercisable within 60 days of August 5, 2022.
(5)

Includes (i) 77,459 shares of common stock subject to warrants exercisable within 60 days of August 5, 2022 held of record by Catalysis Partners (“CP”), and (ii) 40,000 shares held of record by CP. Ms. Meline has an investment interest in CP through her IRA and, together with an immediate family member, owns a controlling interest in Francis Capital Management LLC, which also has an investment interest in CP and serves as both its Managing Member and Investment Manager. Ms. Meline disclaims beneficial interest of these securities except to the extent of her pecuniary interest therein.

(6)

Includes 4,410 shares held of record by Thomas & Joan Stafslien Family B Trust dated 6/17/1997. Joan Stafslien, a member of our board of directors, serves as trustee of the Thomas & Joan Stafslien Family B Trust.

(7)	Includes 16,930 shares of common stock subject to options and 78,259 warrants, in each case exercisable within 60 days of August 5, 2022.
(8)	Mr. Jackson resigned from the Company effective May 25, 2022.

PROPOSALS OF STOCKHOLDERS FOR THE 2023 ANNUAL MEETING

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2023 annual meeting of stockholders by submitting their proposals in writing to our corporate secretary so that they are received at our principal executive offices not later than the close of business (5:30 p.m. Pacific time) on December 31, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead sought to be presented directly at the 2023 annual meeting of shareholders, in order to be properly brought before our 2023 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2023 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices not less than 45 days and not more than 75 days before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any written notice given by a stockholder pursuant to these provisions of our bylaws must be received by our corporate secretary at our principal executive offices:

•	not earlier than February 5, 2023, and
•	not later than March 7, 2023.

In the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of our 2022 annual meeting of stockholders, or Friday, June 3, 2022, then such written notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or
•	the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, a stockholder’s notice and/or proposals must include the specified information concerning the proposal or nominee as described in our bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Notices and/or proposals should be addressed to:

Ra Medical Systems, Inc.

Attention: Corporate Secretary

2070 Las Palmas Drive

Carlsbad, California 92011

Tel: (760) 804-1648

In addition, for our 2023 annual meeting of stockholders, we will be required under new SEC Rule 14a-19 to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for our 2023 annual meeting of stockholders, the Corporate Secretary must receive notice under SEC Rule 14a-19 no later than April 4, 2023. Please note that the notice requirement under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our Bylaws described above.

A copy of our bylaws may be obtained by accessing Ra Medical Systems’ filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

*********

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Carlsbad, California
August 29, 2022

Annex A

RA MEDICAL SYSTEMS, INC.
CERTIFICATE OF AMENDMENT
TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Ra Medical Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1.	The name of the Corporation is Ra Medical Systems, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 14, 2018.
2.

This Certificate of Amendment to Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, by the Board of Directors and the stockholders of the Corporation.

3.	Section 4.1 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read in its entirety as follows:

“Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is three hundred ten million shares, consisting of three hundred million shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and ten million shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

Effective immediately upon the filing and effectiveness of this Certificate of Amendment (the “Effective Time”), each twenty to fifty shares of Common Stock of the Company, par value $0.0001 per share, that are issued and outstanding or held in treasury on the Effective Time shall be reverse split and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Company, par value $0.0001 per share, with the exact ratio within the twenty to fifty range to be determined by the Board of Directors of the Corporation (or a duly authorized committee thereof) prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall occur automatically without any further action by the Corporation or by the holders of the shares affected thereby and whether or not the certificates representing such shares immediately prior to the Effective Time (the “Old Certificates”) are surrendered to the Corporation. The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation. No fractional shares shall be issued upon the exchange and subdivision. Stockholders who otherwise would be entitled to receive a fractional share of Common Stock shall be entitled to receive their pro rata portion of the net proceeds obtained from the aggregation and sale by the exchange agent of the fractional shares resulting from the Reverse Stock Split (reduced by any customary brokerage fees, commissions and other expenses). The disposition of fractional share interests shall be effected by the Corporation by having (x) the exchange agent of the Corporation aggregate such fractional interests, (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests on the basis of the relative fractional interests held by stockholders as a result of the Reverse Stock Split. Following the Effective Time, each Old Certificate shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined and exchanged, subject to the elimination of fractional share interests as described above, until such time as such Old Certificate has been surrendered to the Corporation.

4.

On [•], 202[•], the Board of Directors of the Corporation (or a duly authorized committee thereof) determined that each [•] shares of the Corporation's Common Stock, par value $0.0001 per share, issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.0001 per share. The Corporation publicly announced this ratio on [•], 202[•].

5.	This Certificate of Amendment shall become effective on [•], 202[•] at [•].

[signature page follows]

IN WITNESS WHEREOF, Ra Medical Systems, Inc. has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by Jonathan Will McGuire, a duly authorized officer of the Corporation, on [•], 202[•].

Ra Medical Systems, Inc.

By:
Name:	Jonathan Will McGuire
Title:	Chief Executive Officer

PROXY RA MEDICAL SYSTEMS, INC. Special Meeting of Stockholders September 20, 2022 at 8:00 a.m. Pacific time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RA MEDICAL SYSTEMS, INC. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement and hereby appoints Will McGuire and Brian Conn or either of them acting alone, with full power of substitution, as proxies to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Ra Medical Systems, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on September 20, 2022 at 8:00 a.m. Pacific time, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The Special Meeting will be held in virtual only format. In order to attend the meeting you must first register at www.viewproxy.com/RMED/2022 by 8:59 p.m. Pacific time on September 19, 2022. After registering you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote at the meeting and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on September 20, 2022: The Proxy Statement is available at: http://viewproxy.com/RMED/2022

Please mark your votes like this The Board of Directors recommends a vote “FOR” the following: Proposal 1. To approve, in accordance with NYSE American Company Guide Section 713(a), the issuance of more than 19.99% of our outstanding common stock, par value $0.0001 per share (“Common Stock”) upon the exercise of our Series C Common Stock Purchase Warrants, with the right for such potential exercise to occur immediately following the date upon which our stockholders approve this proposal. FOR AGAINST ABSTAIN DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) Please indicate if you plan to attend this meeting CONTROL NUMBER The Board of Directors recommends a vote “FOR” the following: Proposal 2. To approve the amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding shares of Common Stock at a stock split ratio of between 1-for-20 and 1-for-50, inclusive, which ratio will be selected at the sole discretion of our Board of Directors (or a duly authorized committee thereof) at any whole number in the above range (the “Reverse Stock Split”), with cash paid for any fractional shares that would otherwise be issued as a result of the Reverse Stock Split; provided, that the Board may abandon the Reverse Stock Split in its sole discretion. FOR AGAINST ABSTAIN Proposal 3. To approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes for Proposal Nos. 1 and 2. FOR AGAINST ABSTAIN Date Signature Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.FCRvote.com/RMED Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1-866-402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.